EXHIBIT 23.1




The Board of Directors
Citizens Utilities Company:

We consent to the use of our report incorporated by reference and to the reference to our firm under the heading "Experts" in the Prospectus.



                                         /s/ KPMG Peat Marwick LLP
                                         -------------------------

New York, New York
December 22, 1995







                                                                EXHIBIT 23.2


                        ARTHUR ANDERSEN LLP

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports included in Citizens Utilities Company's Form 8-K, and to all references to our firm included in this Registration Statement.

                                               /s/ Arthur Andersen LLP
                                               -----------------------

Little Rock, Arkansas
December 22, 1995